UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 6.500% Senior Secured Notes due 2030

On July 31, 2023 (the “Closing Date”), Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), completed the previously announced private offering of $600.0 million aggregate principal amount of its 6.500% Senior Secured Notes due 2030 (the “Notes”) at an issue price of 100%.

The Company used the net proceeds from the offering, together with cash on hand and available borrowings under its existing senior secured asset-based revolving credit facility (the “2026 ABL”), to (i) consummate the previously announced repurchase (the “Repurchase”) of all 400,000 outstanding shares of Series A Cumulative Convertible Participating Preferred Stock (the “Series A Preferred Stock”) held by an entity affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”), for an aggregate cash amount equal to $804.5 million, (ii) pay all accrued and unpaid dividends on such shares of Series A Preferred Stock as of the Repurchase date and (iii) pay all related transaction fees and expenses. As further described in Item 8.01 of this Current Report on Form 8-K, the Repurchase was consummated on July 31, 2023.

The Notes and related subsidiary guarantee were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions outside of the United States in accordance with Regulation S under the Securities Act. The Notes and related subsidiary guarantee have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Indenture

The terms of the Notes and related subsidiary guarantee are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the Company, as issuer, Beacon Sales Acquisition, Inc., as subsidiary guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Interest and Maturity. The Notes bear interest at a rate of 6.500% per annum and mature on August 1, 2030. Interest is payable on the Notes on August 1 and February 1 of each year, commencing on February 1, 2024.

Guarantee and Security. The Company’s obligations under the Notes are jointly and severally and fully and unconditionally guaranteed by the Guarantor and any future domestic restricted subsidiaries of the Company that guarantee the Company’s obligations under its existing senior secured term loan “B” facility (the “2028 Term Loan”) or that incur or guarantee any capital market indebtedness, subject to certain exceptions set forth in the Indenture.

The Notes and related subsidiary guarantee are secured by (i) a second-priority lien (subject to a shared lien of equal priority with the obligations under the 2028 Term Loan and the Company’s $300.0 million aggregate principal amount of 4.500% Senior Secured Notes due 2026 (the “2026 Senior Secured Notes”) and subject to other prior ranking liens permitted by the Indenture) on substantially all of the Company’s and the Guarantor’s accounts and other receivables, chattel paper, deposit accounts and inventory (as well as general intangibles related thereto), instruments, certain investment property, commercial tort claims and letters of credit, subject to certain exceptions (the “ABL Priority Collateral”), and (ii) a first-priority lien (subject to a shared lien of equal priority with the obligations under the 2028 Term Loan and 2026 Senior Secured Notes and subject to other prior ranking liens permitted by the Indenture) on substantially all of the Company’s and the Guarantor’s assets other than the ABL Priority Collateral, including all of the equity interests of any subsidiary held directly by the Company or any of the Guarantors and all intellectual property, subject to certain exceptions (the “Non-ABL Priority Collateral” and, together with the ABL Priority Collateral, the “Collateral”). On the Closing Date, each of the Company, the Guarantor and the Collateral Agent entered into a collateral agreement, which created and established the terms of the security interests that secure the Notes and related subsidiary guarantee, and two intercreditor agreements, the first of which governs the relative rights of the secured parties in respect of the 2026 ABL, the 2028 Term Loan and the Notes, and the second of which governs the relative rights of the secured parties in respect of the 2028 Term Loan, the 2026 Senior Secured Notes and the Notes. Each of these intercreditor agreements restricts the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of the Notes.

Ranking. The Notes and related subsidiary guarantee are senior secured obligations of the Company and the Guarantor, respectively, and (i) rank equally in right of payment with all existing and future senior indebtedness of the Company and the Guarantors (including the 2026 ABL, the 2028 Term Loan and the Company’s existing secured and unsecured senior notes); (ii) are effectively senior to all existing and future unsecured senior indebtedness of the Company and the Guarantor (including the Company’s existing unsecured senior notes) to the extent of the value of the Collateral; (iii) are effectively senior to all existing and future senior indebtedness of the Company and the Guarantors that is secured by a lien on the Collateral that ranks junior to the lien on such Collateral securing the Notes and related subsidiary guarantee to the extent of the value of such Collateral (after giving effect to the sharing of such value with holders of equal or prior ranking liens on such Collateral); (iv) rank senior to all existing and future subordinated indebtedness of the Company and the Guarantor; (v) are effectively junior to all existing and future senior indebtedness of the Company and the Guarantors under the 2026 ABL, to the extent of the value of the ABL Priority Collateral; (vi) are effectively junior to all existing and future obligations of the Company and the Guarantors that are secured by assets other than the Collateral securing the Notes and related subsidiary guarantee to the extent of the value of such assets; and (vii) are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Covenants. The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur (or guarantee) additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments or certain other restricted payments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries of the Company as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture. In addition, certain of these covenants will be suspended if and for so long as the Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc. and no default has occurred and is continuing under the Indenture.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

Optional Redemption and Offer to Repurchase. The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to August 1, 2026, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as set forth in the Indenture and form of Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem the Notes, in whole or in part, at any time and from time to time on or after August 1, 2026, at the redemption prices set forth in the Indenture and form of Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to August 1, 2026, the Company may redeem up to 40% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control events, subject to certain exceptions, the Company must offer to repurchase all or any part of the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If the Company sells certain assets and does not reinvest the net proceeds or repay senior debt in compliance with the Indenture, it must offer to repurchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

No Registration Rights or Listing. The Notes and related subsidiary guarantee do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the actual Indenture and form of Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director

Mr. Nathan Sleeper, CD&R’s Chief Executive Officer and one of CD&R’s designated representatives to the Company’s board of directors (the “Board”), consistent with the requirements of Section 4.10 of that certain Investment Agreement, dated as of August 24, 2017 (the “Investment Agreement”), by and among the Company, CD&R Boulder Holdings, L.P. (“CD&R Holdings”) and Clayton,

Dubilier & Rice Fund IX, L.P. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2017), and upon completion of the Repurchase as described in Item 8.01 of this Current Report, submitted an offer of his resignation from the Board on July 31, 2023. The Board determined to accept Mr. Sleeper’s offer of resignation and such resignation is effective as of the Closing Date.

Mr. Philip Knisely, an Operating Partner of CD&R and CD&R’s second designated Board representative, consistent with the requirements of Section 4.10 of the Investment Agreement and upon completion of the Repurchase, submitted an offer to resign from the Board on July 31, 2023. The Board rejected Mr. Knisely’s offer of resignation and Mr. Knisely was asked to continue serving as a member of the Board. Mr. Knisely accepted such offer. Upon completion of the Repurchase and as agreed between Mr. Knisely and the Board, Mr. Knisely stepped down as the non-executive Chairman of the Board, but will continue to serve as a member of the Board. The Board has appointed Mr. Stuart Randle, currently the Company’s lead independent director, to succeed Mr. Knisely as the Company’s non-executive Chairman, effective as of August 1, 2023.

Item 8.01	Other Events

As previously disclosed, on July 6, 2023, the Company reached agreement with CD&R for the Repurchase of all 400,000 issued and outstanding shares of the Company’s Series A Preferred Stock held by CD&R’s affiliate, CD&R Holdings (the shares of Series A Preferred Stock held by CD&R Holdings, the “Shares”), pursuant to a letter agreement (the “Repurchase Letter Agreement”). Immediately following the completion of the Notes offering on the Closing Date, the Company used the net proceeds from the offering, together with cash on hand and available borrowings under the 2026 ABL, to (i) consummate the Repurchase for an aggregate cash amount of $805,433,333.33 (the “Repurchase Price”) and (ii) pay all related transaction fees and expenses.

Pursuant to the Repurchase Letter Agreement, CD&R Holdings has agreed that for as long as Mr. Knisely remains a member of the Board, and for a period of six (6) months thereafter, the customary voting, standstill, and transfer restrictions set forth in Sections 4.13 and 4.14 of the Investment Agreement will continue to apply to CD&R Holdings and Clayton, Dubilier & Rice Fund IX, L.P. in accordance with their terms.

Effective immediately upon payment of the aggregate Repurchase Price on the Closing Date, all dividends and distributions ceased to accrue on the Shares, the repurchased Shares were cancelled, and all rights of CD&R Holdings with respect to the repurchased Shares were terminated.

The foregoing description does not purport to be complete and is qualified in all respects by reference to the full text of the Repurchase Letter Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2023, and which is incorporated herein by reference in its entirety.

On July 31, 2023, the Company issued a press release announcing the consummation of the Notes offering and the Repurchase. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 31, 2023, by and among Beacon Roofing Supply, Inc., the subsidiary guarantor party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

4.2	Form of 6.500% Senior Secured Notes due 2030 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

99.1	Beacon Roofing Supply, Inc. press release issued on July 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: July 31, 2023	By:	/s/ FRANK A. LONEGRO
Frank A. Lonegro
Executive Vice President & Chief Financial Officer